EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of TXU Energy Company LLC on Form S-4 of our report dated February 14, 2003 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Dallas, Texas
September 16, 2003